CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover pages and under the captions of "Independent Registered Public Accounting Firm" in the Statements of Additional Information and "Financial Highlights" in the Prospectuses in Post-Effective Amendment Number 181 to the Registration Statement (Form N-1A No. 33-65572).

We also consent to the incorporation by reference therein and use of our reports dated May 27, 2020 with respect to the financial statements and financial highlights of USAA California Bond Fund, USAA Global Equity Income Fund, USAA New York Bond Fund, USAA Target Managed Allocation Fund, USAA Tax Exempt Intermediate-Term Fund, USAA Tax Exempt Long-Term Fund, USAA Tax Exempt Money Market Fund, USAA Tax Exempt Short-Term Fund, and USAA Virginia Bond Fund (each a series of USAA Mutual Funds Trust) for the year ended March 31, 2020, dated February 28, 2020 with respect to the financial statements and financial highlights of USAA 500 Index Fund, USAA Extended Market Index Fund, USAA Global Managed Volatility Fund, USAA Nasdaq-100 Index Fund, and USAA Ultra Short-Term Bond Fund (each a series of USAA Mutual Funds Trust) for the year ended December 31, 2019, dated September 20, 2019 with respect to the financial statements and financial highlights of USAA Aggressive Growth Fund, USAA Capital Growth Fund, USAA Growth & Income Fund, USAA Growth Fund, USAA High Income Fund, USAA Income Fund, USAA Income Stock Fund, USAA Intermediate-Term Bond Fund, USAA Money Market Fund, USAA Science & Technology Fund, USAA Short-Term Bond Fund, USAA Small Capital Stock Fund, and USAA Value Fund (each a series of USAA Mutual Funds Trust) for the year ended July 31, 2019, and dated July 23, 2019 with respect to the financial statements and financial highlights of USAA Cornerstone Aggressive Fund, USAA Cornerstone Conservative Fund, USAA Cornerstone Equity Fund, USAA Cornerstone Moderate Fund, USAA Cornerstone Moderately Aggressive Fund, USAA Cornerstone Moderately Conservative Fund, USAA Emerging Markets Fund, USAA Government Securities Fund, USAA Growth and Tax Strategy Fund, USAA International Fund, USAA Managed Allocation Fund, USAA Precious Metals and Minerals Fund, USAA Treasury Money Market Trust, and USAA World Growth Fund (each a series of USAA Mutual Funds Trust) for the year ended May 31, 2019 included in the Annual Reports (Forms N-CSR) for 2019 and 2020 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

June 26, 2020